Exhibit 10.7

TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT (the “Assignment”) is made as of August 18, 2010, by and between TOYZAP.COM, INC., a Texas corporation (“Assignee”) and A.R.T. Holdings, Inc., a Texas Corporation (“Assignor”).

WHEREAS, Assignee and Assignor are parties to a Trademark Purchase Agreement, dated of even date herewith (the “Agreement”), pursuant to which Assignor has agreed to transfer and Assignee has agreed to acquire the trademark registrations/applications identified and set forth on Schedule A attached hereto and incorporated herewith (collectively, the “Marks”), and the goodwill of the business symbolized by the Marks, on the terms and conditions set forth in the Agreement; and

WHEREAS, Assignee wishes to acquire Assignor’s entire right, title and interest in and to the Marks, together with the goodwill of the business symbolized by the Marks;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor does hereby sell, assign, transfer and set over to Assignee, its successors, legal representatives and assigns, all of Assignor’s right, title and interest in and to the Marks, including any rights therein arising under common law, and which includes the use of Marks alone or in combination with other words, figures, designs or indicia, including any rights, title and interest as service marks, trademarks, trade names and all common law rights connected therewith, together with the goodwill of the business symbolized by the Marks and all claims and causes of action relating to infringement of the Marks, the same to be held and enjoyed by Assignee, for its own use and on behalf of its successors, legal representatives and assigns, as fully and entirely as the same would have been held and enjoyed by Assignor, had this assignment not been made.

Assignor will reasonably assist Assignee in obtaining or providing such further documents which may be reasonably required to transfer title of the Marks to Assignee.

Signed at Cupertino, California this 18th day of August, 2010.

A.R.T. HOLDINGS, INC.

By:	/s/ Harold Montgomery
Title:	Chief Executive Officer

TOYZAP.COM, INC.

By:	/s/ Laird Q. Cagan
Title:	Director

Schedule A

Trademark Asset Summary

Typed Drawing

Word Mark	CALPIAN

Goods and Services	IC 036. US 100 101 102. G & S: Financial services, namely, check processing, credit-card processing, debit-card processing and benefits processing for others. FIRST USE: 20010601. FIRST USE IN COMMERCE: 20010601

Mark Drawing Code	(1) TYPED DRAWING

Serial Number	76235761

Filing Date	April 4, 2001

Current Filing Basis	1A

Original Filing Basis	1B

Published for Opposition	October 30, 2001

Registration Number	2636994

Registration Date	October 15, 2002

Owner	(REGISTRANT) ART HOLDINGS, INC. CORPORATION TEXAS 500 N. Akard, Suite 2850 Dallas TEXAS 75201

Attorney of Record	Carl C. Butzer

Type of Mark	SERVICE MARK

Register	PRINCIPAL

Affidavit Text	SECT 15. SECT 8 (6-YR).

Live/Dead Indicator	LIVE